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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                               September 26, 2001


                        Annaly Mortgage Management, Inc.
                       -----------------------------------
             (Exact Name of Registrant as Specified in its Charter)



            Maryland                     1-13447              22-3479661
            ---------                    -------              ----------
  State or Other Jurisdiction          (Commission         (I.R.S. Employer
       Of Incorporation)               File Number)        Identification No.)



12 East 41st Street, Suite 700
      New York, New York                                         10017
      ------------------                                         -----
(Address of Principal Executive                                (Zip Code)
           Offices)


       Registrant's telephone number, including area code: (212) 696-0100


                                    No Change
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events


         Common Stock Offering.


         On September 20, 2001, the Company entered into an underwriting agreement with UBS Warburg LLC, ABN AMRO Rothschild LLC, Friedman, Billings, Ramsey & Co., Inc. and Tucker Anthony Incorporated, as representatives of the several underwriters (collectively, the "Underwriters"), relating to the sale of 14,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and the granting of an option for an additional 2,100,000 shares to the Underwriters to fulfill over-allotments that may occur during the offering process. This offering closed on September 26, 2001.

         The aggregate net proceeds, including proceeds from the exercise of a portion of the over-allotment option, to the Company (after deducting estimated expenses) are estimated to be approximately $179,599,200.


Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits:

                        1 Underwriting Agreement, dated September 20, 2001 between the Company and the Underwriters



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ANNALY MORTGAGE MANAGEMENT, INC.



                                        By: /s/Kathryn Fagan
                                            --------------------------------
                                              Name:  Kathryn Fagan
                                              Title: Chief Financial Officer



Dated: October 2, 2001



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                                  EXHIBIT INDEX



Exhibit No.    Description
-----------    -----------

1 Underwriting Agreement, dated September 20, 2001 between the Company and the Underwriters